UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 1, 2016
Date of Report (date of earliest event reported)

__________________________________________________________
salesforce.com, inc.
(Exact name of registrant as specified in its charter)
__________________________________________________________

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300
San Francisco, CA 94105
(Address of principal executive offices)
Registrant’s telephone number, including area code: (415) 901-7000
N/A
(Former name or former address, if changed since last report)
 ________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 2, 2016, salesforce.com, inc. (the “Company”) announced the appointment of Keith Block as the Company’s Chief Operating Officer, effective February 1, 2016. Mr. Block, age 54, will continue to serve as a member of the board of directors and as the Company’s Vice Chairman and President.
Mr. Block joined the Company as a director and as Vice Chairman and President in June 2013. Prior to joining the Company, Mr. Block served as Executive Vice President, North America of Oracle Corporation (“Oracle”) from 2002 to 2012. Prior to that position, Mr. Block held various other positions at Oracle beginning in 1986.
There are no arrangements or understandings between Mr. Block and any other persons pursuant to which he was selected as an officer or director, he has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Attached to this Form 8-K is a press release regarding Mr. Block’s appointment as Chief Operating Officer. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Bylaw Amendment
On February 1, 2016, the Board of Directors (the “Board”) of the Company amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”) (i) to remove the words “for cause” in Article II, Section 2.5 to confirm that any members of the Board may be removed with or without cause as specified in the Bylaws, and (ii) to make other conforming changes consistent with the declassification of the Board that was completed at the Company’s 2015 annual meeting of stockholders. The amended and restated Bylaws were effective as of February 1, 2016.
The foregoing description is qualified in its entirety by the full text of the Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Proposal to Amend Company’s Amended and Restated Certificate of Incorporation
On February 1, 2016, the Board approved a form of the amendment and restatement of the Company’s current Amended and Restated Certificate of Incorporation (i) to remove the words “only for cause” in Article Sixth, Section C to confirm that any members of the Board may be removed with or without cause, and (ii) to make other conforming changes consistent with the declassification of the Board that was completed at the Company’s 2015 annual meeting of stockholders. The Board directed that the amendment and restatement of the Amended and Restated Certificate of Incorporation be submitted to stockholders for approval at the Company’s 2016 annual meeting of stockholders.
Consistent with the Board’s action, and in light of a recent ruling by the Delaware Chancery Court in a proceeding not involving the Company, the Board has approved a resolution directing the Company not to enforce the “only for cause” element of the current director removal provision.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.2 99.1	Amended and Restated Bylaws of salesforce.com, inc. Press Release dated February 2, 2016

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2016	salesforce.com, inc.

/S/ BURKE F. NORTON
Burke F. Norton Chief Legal Officer